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                                                                    Exhibit 10.1

[CABLETRON LOGO]

                      CABLETRON PRODUCT RESELLER AGREEMENT

The terms contained herein, along with the attachments and exhibits constitute an "Agreement" made this 1st day of February, 2000. (the "Effective Date") between Cabletron Systems, Inc., a Delaware corporation with its principal place of business at 35 Industrial Way, Rochester, New Hampshire, U.S.A., and its subsidiaries (collectively "Cabletron") and Interspeed, Inc., a Delaware corporation, with its principle place of business at 39 High Street, North Andover, Massachusetts 01845, ("Supplier").

1.  DEFINITIONS:

1.1. Business Days shall mean week days excluding the United States holidays of Martin Luther King Day, Presidents' Day, Memorial Day, Labor Day, Columbus Day and Thanksgiving Day and the days of January 1st, July 4th and December 25th when those days are on or are celebrated on weekdays.

1.2. End User shall mean the ultimate customer that purchases Products for its internal use from Cabletron or a Reseller.

1.3.  Exhibits - The Exhibits to this Agreement are:

      Exhibit A Products & Prices
      Exhibit B Product Quality and Test Specifications
      Exhibit C Technical Support Guidelines
      Exhibit D Service Support Plan

1.4. Hardware Products shall mean Supplier's hardware offered to Cabletron for resale to End-Users. Hardware Products consisting of so-called "firmware" shall not be deemed sold by Cabletron or Resellers, but shall be subject to a license to use the same.

1.5. Intellectual Property Rights shall mean all patents, copyrights, trademarks, mask works and other intellectual property rights relating to a Product.

1.6. Leap Year shall mean a calendar year that is evenly divisible by 4. If the year is evenly divisible by 100 (known as a century year), it is not a leap year. However, if the century year is evenly divisible by 400, then it is a leap year.

1.7. Licensed Software shall mean Supplier software, together with related documentation and media that is supplied separately from a Hardware Product.

1.8. Orders shall mean purchase orders for Products submitted to Supplier by Cabletron under the terms of this Agreement.

1.9.  Parties shall mean Supplier and Cabletron.

1.10. Products shall mean the Supplier Hardware Products and Licensed Software that are eligible for purchase and resale by Cabletron and listed on Exhibit A to this Agreement.

1.11. Product Specifications shall mean Supplier's published specifications for the Supplier product current on date Supplier accepts Cabletron's Order and any additional specifications agreed to by the Parties in writing.

1.12. Resellers shall mean entities authorized by Cabletron to resell Products.

1.13. Return Material Authorization or "RMA" shall have the meaning set forth in
      Section 8.3.

1.14. Software shall mean Licensed Software and software (firmware) incorporated in Hardware Products.

1.15. Software Updates shall mean corrective patches, fixes, error and other corrections not constituting new versions of Software.

1.16. Software Upgrades shall mean new versions of Software with enhanced features or performance characteristics.

1.17. Territory - Unless otherwise specified or agreed by the Parties, the Territory is worldwide.

1.18. Warranty Period -- Unless otherwise specified by agreed by the Parties, the Warranty Period shall be the shorter of twelve (12) months from the date the Product is delivered to the End User or thirteen (13) months from the date the Product is shipped to Cabletron. [PLEASE PROVIDE PRODUCT WARRANTY STATEMENT.]


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1.19. Year 2000 Compliant shall mean, with respect to information technology, that the information technology, where applicable, accurately processes date/time data (including, but not limited to, calculating, comparing, and sequencing), from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and Leap Year calculations, to the extent that other information technology, used in combination with the information technology being acquired, properly exchanges date/time data with it. This Year 2000 Compliant definition is based on the definition set forth in the U.S. Government's Federal Acquisition Regulation (FAR), Subpart 39.002.

2.  RELATIONSHIP:

2.1. Appointment - Supplier appoints Cabletron as a non-exclusive reseller of the Supplier products sold to End Users under the terms of this Agreement. The Products eligible for purchase and resale or license by Cabletron under this Agreement are listed on Exhibit A.

2.2 Relationship Reviews -- Supplier and Cabletron will conduct reviews of their relationship and performance under this Agreement at least quarterly each year following the Effective Date.

2.3 Channel Conflict Mitigation -- In order to ensure that Supplier's and Cabletron's sales forces do not work at cross-purposes, and to reward cooperative pursuit of sales opportunities between Supplier and Cabletron, Supplier agrees that for any Product sold by Cabletron pursuant to this Agreement, Supplier's sales force in the territory in which the Product is sold shall be compensated fully through ordinary commission and revenue retirement for such Product sale, as though it had been made by Supplier's sales force.

3.  SUPPLIER'S INVENTORY COMMITMENT:

3.1. Inventory -- Supplier shall at all times hold in inventory an amount of each Product sufficient to satisfy an order by Cabletron equal to the then-current next month's forecast of expected Product demand. Supplier shall in particular keep on hand a sufficient supply of Products or parts thereof identified by Cabletron as "long lead-time" materials to meet Cabletron's orders for such Products or parts, and upon request shall at all times hold in inventory an amount of such Products or parts equal to twice the then-current next month's forecast of expected demand.

3.2. Cabletron Forecasts -- Cabletron shall provide to Supplier during the first week of each calendar month a forecast of its expected demand for Products for the six-month period beginning thirty days following the forecast. Such forecast shall create no obligation on Cabletron's part to submit a firm order for Products.

4.  PRODUCTS AND PRICING:

4.1. Products -- Products shall include any product introduced by Supplier during any term of this Agreement that enhances or is the functional replacement for any Product. All Products shall be manufactured by Supplier using new components and other materials.

4.2. New Products - New products may be added or deleted to Exhibit A and become Products by written agreement of the Parties

4.3. Withdrawal of Products - Supplier may cease production and withdraw any Product from Exhibit A, provided Supplier gives Cabletron a written "Product Withdrawal Notice" at least one hundred eighty (180) days prior to the effective date of the withdrawal. Cabletron may, within one hundred eighty (180) days after receipt of a Product Withdrawal Notice, submit a single, non-cancelable "Last Buy" Order for an unlimited quantity of the affected Product for delivery within the subsequent six (6) months.

4.4. Right to Manufacture -- In the event of any such Product Withdrawal or termination of this Agreement, Cabletron may require Supplier, without obligation or charge to Cabletron, to provide Cabletron the technical information, assistance, and support, as well as license to Cabletron all patent and other rights necessary to enable Cabletron to manufacture or have manufactured such Products or parts. Supplier shall continue to provide support for all such withdrawn Products for five (5) years following their withdrawal, pursuant to the terms of this Agreement. In addition, Seller agrees to sell or lease to Cabletron, if Cabletron desires, and based on its then fair market value, all tooling owned or controlled by Seller and necessary for such manufacture of the Products and parts. Technical information includes, by example and not by way of limitation: (i) manufacturing drawings and specifications of raw materials and components comprising such parts; (ii) manufacturing drawings and specifications covering special tooling and the


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      operation thereof; (iii) a detailed list of all commercially available parts and components purchased by Seller on the open market disclosing the part number, name and location of the supplier, and price lists for the purchase thereof; and (iv) one (1) complete copy of the then current source code used in the preparation of any Software licensed or otherwise acquired by Cabletron from Seller hereunder.

4.5. Software and Firmware -- All Software shall be provided to Cabletron and its customers subject to a use license. Supplier shall provide Software Upgrades, Software Updates and all other necessary technical support at no additional Charge.

4.6. Product Specifications: - Supplier shall provide to Cabletron the Product Specifications for all Products listed in Exhibit A, and for Products which may be added to this Agreement.

4.7. Product Modifications - All Product modifications shall be subject to the provisions of Exhibit B. In the event Supplier intends to modify a Product Specification affecting its form, fit, interoperability or function, Supplier shall notify Cabletron of the modification in writing no later than one hundred and eighty (180) days prior to the effective date of the modification. Based upon information from Cabletron, Supplier will use its best efforts to mitigate the impact of any modification on Cabletron, including consideration of changes to the modification and allowing Cabletron to make a final purchase of the unmodified Products, provided that the final Order for unmodified Products shall be placed at least thirty (30) days prior to the effective date of the modification for delivery within ninety (90) days.

4.8. Documentation and Materials -- Supplier agrees to provide hard and electronic copies of all specifications, user instructions, manuals and other documentation for Products ("User Documentation") and all instructions, manuals and other documentation relating to the installation, operation and maintenance of Products ("Maintenance Documentation") to Cabletron without charge. Cabletron shall have the right to use, modify, translate, reproduce and distribute User Documentation and Maintenance Documentation in connection with Cabletron's use, marketing, resale, distribution and support of Products.

4.9. Marketing Materials -- Supplier shall provide Cabletron, upon request, sales material to be used in the promotion and sale of the Products at no charge.

4.10. Export Licensing -- Supplier will provide all necessary assistance in order that Cabletron may obtain export license approval for the Products from any and all relevant governmental entities, upon Cabletron's request and at no additional charge.

4.11. Prices -- During the first year after the Effective Date, Cabletron may purchase Products at prices no greater than those described in Exhibit A to this Agreement. All dollar amounts referred to in this Agreement are United States dollars.

4.12. Most Favored Customer Pricing - Supplier agrees that should it agree to supply any Product or product substantially equivalent to any Product to any competitor of Cabletron at a prices less than the relevant prices established by this Agreement, Supplier shall reduce the price under this Agreement to the lower level as of the date that Supplier agreed to offer the lower price to the third party. The lower price shall apply to all Orders not delivered as of that date and all subsequent Orders for the affected Product.

4.13. Price Changes -- Upon the written request of Cabletron, Parties shall meet within ten (10 ) Business Days of the request, to consider and negotiate in good faith requested changes in Product prices. Additionally, the Parties shall review Product pricing no less frequently than every six (6) months in order to assure compliance with the terms of this Agreement, including specifically this Article 4.

4.14. Price Decreases -- In the event Supplier determines to lower the price of a Product, the price decrease shall apply to Orders for the Products not delivered as of the effective date of the decrease and all subsequent Orders for the affected Product.

4.15. Price Terms - Prices for all Products are F.O.B. Cabletron's designated facility with Supplier responsible for all costs of transportation, insurance, taxes, customs duties, landing, storage and handling fees, and documents or certificates required for exportation or importation.

4.16. Quality Assurance and First Article and Facility Inspection -- Products shall be manufactured by or for Supplier in facilities that meet EN ISO 9001 or


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      EN ISO 9002 standards. Supplier agrees to allow Cabletron to review and inspect, during regular business hours and following reasonable notice to Supplier, Supplier's manufacturing facilities and quality control procedures, both prior to first Product deliveries and periodically thereafter for quality control and assurance purposes. Supplier will provide Cabletron upon request and reasonable notice with copies of its quality control test documents for each Product for Cabletron's review. Supplier will provide Cabletron with three (3) units of each Product ("First Articles"), without charge, for inspection and testing to verify the Product's workmanship and conformance to its functional specifications and any test specifications set forth in Exhibit B to this Agreement. Within thirty (30) days after its receipt of each First Article, Cabletron shall either: (i) provide Supplier written notice of approval for volume shipment; or (ii) return the First Articles and provide Supplier with a detailed failure report. In the event of a failure, Supplier will use commercially reasonable effort to correct any problems found and provide Cabletron with an upgraded First Articles for inspection and testing pursuant to this Section. After Cabletron has approved volume shipment, any Product failure shall be dealt with pursuant to the terms of Article 8 of this Agreement. All Products delivered to Cabletron under this Agreement shall achieve Cabletron's quality standards. In the event that any such Products fail to meet said quality standards, or that Supplier's physical facilities, quality control procedures, or are determined by Cabletron in good faith to be insufficient to insure consistent acceptable Product quality, Supplier agrees to modify or correct the Products, facilities, or procedures to meet said quality standards, and shall provide to Cabletron for its review documentation setting forth the corrective action to be implemented in order to bring the Products within Cabletron's quality standards. In the event that Supplier fails to effect a correction within thirty (30) days, Cabletron may terminate this Agreement and cancel all then-outstanding orders for Products without liability.

5.  ORDERING & SHIPMENT:

5.1. Purchase Orders -- All Product Orders from Cabletron shall be dated and reference the contract number of this Agreement. No additional or different terms on the face or reverse side of any purchase order, or in any written communications from Cabletron shall supersede or amend the terms of this Agreement, unless such terms are agreed upon in advance, set forth in writing and signed by an authorized representative of each Party.

5.2. Issuance and Acceptance -- Each Order shall contain: (i) a complete list of the Products to be purchased specifying quantity, type, description and price; (ii) shipment and delivery instructions; and (iii) any special terms and conditions agreed to in writing by the Parties. Supplier agrees to receive Orders placed by Cabletron via electronic document transfer, facsimile, or hard copy only. Verbal or telephone orders must be followed promptly by one of the transmission means described above. The Supplier must accept all Orders that are within Cabletron's most recent forecast.

5.3. Right to Cancel or Reschedule -- Cabletron may cancel any Order or reschedule the date of the shipment of any Order without penalty provided that Supplier receives written notice at least ten (10) Business Days prior to the scheduled shipment date.

5.4. Delivery Schedule -- Cabletron shall receive good title, and Supplier shall deliver all Products free and clear of all liens, encumbrances and claims. Supplier will use its best efforts to deliver all Products on the Product delivery date specified in Cabletron's Order. If Supplier is unable to deliver Products within five (5) Business Days of the delivery date specified in the Order, Supplier shall be responsible for payment of any express delivery charges required to deliver the Product by the fastest available method of delivery. If Supplier fails to deliver Products within fifteen (15) Business Days of the delivery date specified in the Order, Cabletron may, at is sole option, either (i) cancel the Order or (ii) accept delivery and receive a credit equal to twenty (20%) of the value of the Order.

5.5. Partial Shipments and Allocations - Supplier shall not make partial shipments without Cabletron's express written consent. When Products or component parts are in short supply, or on an industry wide allocation, Supplier will allocate its available inventory and make deliveries on an equitable basis.

5.6. Carrier & Risk of Loss - Products will be shipped by the carrier designated in writing by Cabletron. In the absence of specific shipping instructions from Cabletron, Supplier may designate the carrier. Title to Products and risk of loss shall pass to


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      Cabletron upon Supplier's delivery to the designated carrier.

5.7. Packing -- Unless otherwise provided in the Product Specification, Products shipped by Supplier will be packed and packaged according to Supplier's then current packaging methods for comparable products.

6.  SOFTWARE LICENSE TERMS:

6.1. License Grant -- Supplier hereby grants Cabletron a nontransferable, nonexclusive license to use and distribute Software solely for use by End Users in and in connection with their use of Products.

6.2. Distribution of Software Product - Licensed Software may only be distributed subject to appropriate End-User software license terms and conditions which accompanies the Product.

7.  PAYMENT:

7.1. Payment Terms - Supplier's payment terms are net sixty (60) days from the date of Supplier's invoice. Cabletron shall promptly pay all invoices and amounts due and maintain satisfactory credit arrangements with Supplier. All payments shall be made in United States dollars.

8.  WARRANTY TERMS:

8.1.  Product Warranty -- Supplier warrants that Products purchased under this
      Agreement: (i) comply with all applicable federal, state, and local laws, rules, regulations and codes; (ii) are free of defects in materials and workmanship and will conform to the Product Specifications applicable as of the date of Cabletron's Order throughout the Warranty Period; and (iii) are Year 2000 Compliant. Software Upgrades and Software Updates released by the Supplier during the relevant Products Warranty Period shall be available to Cabletron for license to the End User without charge.

8.2. Repair or Replacement -- Supplier shall repair or replace, at Supplier's expense, all Products that fail to meet the applicable Product Specifications or other requirements of the foregoing warranty during the Warranty Period. Supplier shall at all times keep on hand spare or replacement Products and parts in amounts sufficient to repair fully or to replace Cabletron's Product forecast for that month as referenced in Paragraph 3.2 of this Agreement.

8.3. Return, Repair or Replacement Procedures--Products shall be returned for repair or replacement as follows:

     8.3.1. Supplier will pay all transportation charges for Product returned to Supplier under these Product Warranty terms back to Cabletron, its Reseller or End User.

     8.3.2. The return of all Products shall be controlled under a Return Material Authorization ("RMA") system maintained by Supplier. Cabletron must obtain an RMA number prior to returning any Products to Supplier and supply Supplier with the following information: (a) End User identification; (b) Product serial number; and (c) information relating to the failure, including product configuration and other failure details.

     8.3.3. Returned Products will be packaged and shipped to Supplier using packing materials sufficient to prevent either accidental opening of the carton or damage to the Product resulting from normal handling during shipment. Supplier will pay shipping costs and bear the risk of loss of returning repaired or replaced Products to Cabletron.

     8.3.4. If it is not possible to repair or rework the returned Products within ten (10) Business Days, a replacement Product will be shipped to End-User, Reseller or Cabletron without cost as instructed.

8.4. Epidemic Failures - At any time after Cabletron's acceptance of First Articles and the commencement of volume shipments of a Product, Cabletron may, at its option, inspect and test purchased Products to confirm that they meet the applicable Product warranty. With regard to any Product, in the event that inspection and testing, whether alone or in conjunction with related warranty claims, indicates that the same defect has occurred in more than five percent (5%) of the Products manufactured within a one
      (1) month period, or in more than two percent (2%) of the Products manufactured within a two (2) month period, the defect shall be considered an "Epidemic Failure." In the event that either Party has evidence of an Epidemic Failure, Supplier shall promptly (i) correct the cause on all Products to be shipped thereafter, and (ii) repair or replace all Products shipped within the previous three (3)


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      years, or alternatively pay Cabletron its costs of remedying such noncompliance.

8.5. Warranty Disclaimer -- EXCEPT AS EXPRESSLY PROVIDED HEREIN, NO OTHER WARRANTY, EXPRESS OR IMPLIED SHALL APPLY. SUPPLIER SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

9.  SERVICE:

9.1. End User Support -- Cabletron shall provide all first level End User customer support for Products, as defined below, in the same manner Cabletron provides similar support for other products. Supplier will provide second and third level support, according to the Technical Support Guidelines set forth in Exhibit C without additional charge. As used herein: (i) First Level Support shall mean services responsive to the End User's initial notification that a suspected problem exists with the Product, including call logging, validation, determining whether a solution is given in User Documentation or Maintenance Documentation, and a review of known resolutions for the reported problem; (ii) Second Level Support shall mean First Level Support plus services performed in order to attempt to reproduce the suspected problem and correct it by means of a "fix," or work-around, or in determining that the problem cannot be reproduced; and (iii) Third Level Support shall mean services provided to the End User to resolve problems that are determined to be or to be likely to be the result of one or more design or manufacturing defects or interaction between the Product and other materials, and that cannot be resolved by the End User. During the first twelve (12) months following shipment, this Support as well as Software Updates/Upgrades as specified in Section 8.1 and the Services specified in Section 9.2 will be provided at no cost. Subsequent to the initial twelve (12) month period following shipment, supplier shall provide End User Support and Software Updates/Upgrades based on an annual support fee of two percent (2%) of the Transfer price only for those Products subject to a Supplier support and maintenance agreement sold by Cabletron. The fee will be invoiced quarterly in arrears effective January 1, 2000. In the event on-site support is required to resolve Customer problems, Supplier shall bare its costs of travel and related expenses and such on-site service shall be at no additional charge.

9.2. Technical Information and Training -- Supplier will provide, without charge, technical information and training upon request for Cabletron employees with regard to each Product to allow Cabletron and its employees to become familiar with the Products, and their market, the installation of the Products, and enable Cabletron to provide Level One Support. All training shall take place at Cabletron's designated facility. Supplier shall provide initial Technical Training for up to four (4) Product and post sales Training classes, each for North America (East and West coast), Europe and PACRIM for up to fifteen (15) students per class. Four (4) additional classes will be scheduled within the following six (6) month period. Initial Technical Training shall be offered for each future Product release at no additional charge. Supplier shall offer additional Technical Training classes at Supplier's standard raters, as more fully described in Exhibit A. Supplier shall provide all of the equipment and documentation necessary to provide Technical Training not described in this section 9.2. Any equipment necessary to provide Technical Training not described in this section 9.2 shall be the responsibility of Cabletron.

9.3. Additional Support -- Supplier shall negotiate in good faith to provide Cabletron with additional maintenance services and support not covered under this Agreement pursuant to a separate agreement between the Parties upon Cabletron's request.

9.4. Support Plan -- The Parties agree to the "Support Plan," as outlined in Exhibit D. .The Support Plan includes but is not limited to, procedures for handling support calls, problem escalation, problem information exchange, management of repair services, training and presale technical support. Separate Support Plans may be implemented for training, and presales technical support.

9.5. Non-Warranty Repair -- Non-warranty repair services for Products may be provided by Supplier at a designated Supplier facility on a time and materials basis under Supplier's then standard prices, terms and conditions.

9.6. Post Warranty Service Agreements - At Cabletron's request, Supplier may agree to offer post-warranty service agreements for Products to End Users on terms and conditions comparable to those in service agreements Supplier provides on comparable Supplier branded products.


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10. INTELLECTUAL PROPERTY:

10.1. Ownership - Unless expressly stated, nothing in this Agreement shall grant Cabletron a license to use or any other right, title or interest in any Supplier Intellectual Property Right, and all such Intellectual Property Rights shall remain the exclusive property of Supplier.

11. DURATION AND TERMINATION:

11.1. Term - The initial term of this Agreement shall be the two (2) year period commencing on the Effective Date and terminating on the date exactly two
      (2) years after the Effective Date unless earlier terminated pursuant to the terms of this Agreement. This Agreement shall automatically renew for additional one (1) year periods upon the same terms and conditions as set forth herein unless, within not less than thirty (30) days prior to the expiration of the then current term, either party should notify the other of its intent not to so renew.

11.2. Termination for Cause - This Agreement may be terminated upon the occurrence of any of the following events: (i) by Supplier, immediately upon written notice, should Cabletron fail to pay any sums due hereunder within thirty (30) days of the due date thereof; or (ii) by either Party should the other Party commit a material breach of any obligation under this Agreement not specifically set out in this Section or any other Agreement between the parties and fail to cure such material breach within thirty (30) days after written notice to the defaulting party (hereinafter the "Default Notice"); or (iii) by either Party, immediately, upon the insolvency of the other party, the appointment of a liquidator, receiver, administrative receiver or administrator for the other party, or an assignment by the other party for the benefit of creditors.

11.3. Termination for Convenience -- Cabletron may terminate this Agreement for any reason by providing Supplier with at least ninety (90) days prior written notice.

11.4. Effects of Termination - Upon any termination of this Agreement, Cabletron shall: (i) refrain from submitting additional Product Orders; (ii) promptly pay for any Products which Cabletron has received but has not yet paid Supplier; and (iii) at its option, offer Supplier the ability to repurchase at the original invoice price all or any portion of the Products in Cabletron's inventory.

11.5. Limits of Liability for Termination - In the event this Agreement is terminated, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR COMPENSATION, REIMBURSEMENT OR DAMAGES ON ACCOUNT OF THE LOSS OF PROSPECTIVE PROFITS OR ANTICIPATED SALES, OR ON ACCOUNT OF EXPENDITURES, INVESTMENTS, LEASES OR COMMITMENTS IN CONNECTION WITH THE BUSINESS OR GOOD WILL OF SUPPLIER OR CABLETRON, OR FOR ANY OTHER REASON RELATING TO OR ARISING FROM SUCH TERMINATION.

11.6. Post Termination Support - The termination of this Agreement shall not relieve Supplier of its Warranty obligations under Article 8 of this Agreement with regard to Products sold by Cabletron to End Users prior to the date of termination, and Supplier shall continue to provide the technical support described in Article 9 of this Agreement for five (5) years following the date of termination.

12. CONFIDENTIAL AND PROPRIETARY INFORMATION:

12.1. Disclosure of Information - It is expected that Supplier and Cabletron may each disclose to the other proprietary or confidential information. For purposes of the following, the Party disclosing the Confidential Information is the "Discloser" and the Party receiving the Confidential Information is the "Recipient".

12.2. Confidential Information - "Confidential Information" shall mean any and all information of the Discloser that is not generally known by others with whom it competes or does business, and any and all information, publicly known in whole or in part or not, which, if disclosed would assist in competition against Discloser. Confidential Information includes without limitation such information relating to: (i) the technical specifications of the Products; (ii) the development, research, testing, marketing and financial activities of the Discloser; (iii) the identity and special needs of the customers or suppliers of the Discloser; and (iv) the people and organizations with whom the Discloser has business relationships and those relationships.

12.3. Ownership and Non-Disclosure - All Confidential Information acquired by Recipient or its employees or agents shall remain Discloser's exclusive property, and Recipient shall use its best efforts


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Contract Number 99-OEMB-1206-1930

      (which in any event shall not be less than the efforts Recipient takes to ensure the confidentiality of its own proprietary and other confidential information) to keep, and have its employees and agents keep, any and all such information and data confidential, and shall not copy or publish or disclose it to others, or authorize its employees, or agents or anyone else to copy, publish, or disclose it to others, without Discloser's prior written approval, and shall return such information and data to Discloser at its request. Recipient shall only use any Confidential Information in connection with its performance under this Agreement.

12.4. Exception - The confidentiality provisions in this Section will not apply to information which is or which becomes generally known to the public by publication or by any means other than a breach of duty by a Party to this Agreement.

12.5. Disclosure to Agent - Cabletron may disclose Supplier Confidential Information to third-party agents working under Cabletron's direction, provided that the agent executes an appropriate non-disclosure agreement with Cabletron that prohibits further disclosure of Supplier Confidential Information.

12.6. Post Termination -- Except to the extent necessary to fulfill ongoing product support obligations or as otherwise provided herein, upon termination or expiration, Cabletron shall deliver to Supplier all material furnished by Supplier and pertaining to Products, which is then in the possession of Cabletron, and shall not retain copies of the same. Except as provided herein, upon termination or expiration, Supplier shall deliver to Cabletron all material furnished by Cabletron, which is deemed confidential hereunder.

13. INDEMNIFICATIONS:

13.1. Indemnification by Supplier - Supplier shall defend, at Supplier's expense, any claim brought against Cabletron, its employees, agents, Resellers or End Users (a "Claim Defendant") alleging that any Product acquired or licensed under this Agreement infringes any patent, copyright, trademark, mask work right or comparable right (hereinafter a "Claim"). Supplier shall pay all costs and damages awarded or agreed to in settlement, provided that the Claim Defendant gave Supplier prompt written notice of the Claim, reasonable assistance and sole authority to defend or settle the Claim. Supplier shall obtain for the Claim Defendant, the right to continue using the Product, replace or modify the Product so it becomes non-infringing. If such remedies are not reasonably available, Supplier shall refund to Cabletron the price paid for the Product and Cabletron shall return the Product to Supplier.

13.2. Products Liability - Supplier shall defend, at its expense, any claim brought against Cabletron, its employees, agents, Resellers or End Users ("Claim Defendant") that arise out of or result from injuries or death to persons or damage to property directly or indirectly caused by the use of the Products, including claims that the Products were defective or were not safe for their intended use, whether such Products or the parts thereof were furnished by Supplier or its subcontractors ("Products Liability Claim"), provided that the Claim Defendant gave Supplier prompt written notice of the Products Liability Claim, reasonable assistance and sole authority to defend or settle the Products Liability Claim. Supplier shall carry and maintain general and products liability insurance coverage in an amount no less than two (2) million dollars ($2,000,000.00) applicable to the Supplier's obligation under this section.

14. LIMITATION OF LIABILITY:

14.1. Limitation of Liability - IN NO EVENT SHALL EITHER PARTY OR THEIR AFFILIATES, OFFICERS, DIRECTORS, AGENTS, OR EMPLOYEES BE LIABLE TO THE OTHER PARTY OR END USERS FOR ANY INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF DATA OR PROFITS OR ATTORNEY'S FEES, WHETHER CLAIMED BY REASON OF BREACH OF WARRANTY, IN TORT OR OTHERWISE, AND WITHOUT REGARD TO THE FORM OF ACTION IN WHICH SUCH CLAIM IS MADE. IN ANY EVENT, CABLETRON'S LIABILITY SHALL BE LIMITED TO ONE MILLION UNITED STATES DOLLARS ($1,000,000) OR THE EQUIVALENT IN FOREIGN CURRENCY.

15. DISPUTE RESOLUTION:

15.1. Consultation and Review -- The Parties shall make good faith efforts to resolve all disputes arising under this Agreement through consultations. If consultations are unsuccessful in resolving any dispute, either Party may request a senior management review. Within ten (10) Business


--------------------------------------------------------------------------------
Cabletron Proprietary Information                                         Page 8
Product Reseller Agreement (Draft 12/29/99)
Contract Number 99-OEMB-1206-1930

      Days of any such request, designated vice presidents of Supplier and Cabletron will meet in a mutually acceptable fashion to exchange relevant information and attempt to resolve the dispute.

16. GENERAL TERMS:

16.1. Import and Export - Certain Products may be subject to export or import control laws and regulations of the U.S. government and other governments. Cabletron assures that Cabletron and Resellers will comply with those regulations at their expense whenever they export or re-export controlled products or technical data obtained from Supplier or any product produced directly from the controlled technical data. Cabletron shall hold harmless and indemnify Supplier from any damages, including attorneys' fees, and any government sanctions resulting to Supplier from a breach of this Section.

16.2. Assignment - This Agreement may not be assigned or transferred in whole or in part by either party without the consent of the other, provided that Cabletron may assign this Agreement without Supplier's consent to any person or entity that acquires substantially all of the stock of Cabletron or the assets of Cabletron, or any applicable major division, unit, or subsidiary of Cabletron.

16.3. Confidentiality of Agreement - The Parties acknowledge and agree that the terms of this Agreement are confidential, and, except as may be required by law or in response to valid judicial or administrative process, may not be provided or disclosed to third parties without the other Party's consent.

16.4. Waiver and Severability -- A Party's failure to enforce any provision of this Agreement shall not be deemed a waiver of that or any other provision of this Agreement. If any provision of this Agreement has been declared illegal, invalid or unenforceable, the provision shall be construed to be enforceable to the maximum extent permitted and, if not, shall be deemed deleted from this Agreement, provided that if such construction or deletion substantially alters the commercial basis of this Agreement, the Parties shall negotiate in good faith to amend the provisions of this Agreement to give effect to their original intent.

16.5. Force Majeure - Neither Party shall be liable for any damages or penalties for delay in performing its obligations under this when such delay is due to the elements, acts of God, acts of the other Party, acts of civil or military authority, fires, or floods, epidemics, quarantine restrictions, war, riots, strikes, lockouts or other labor disputes, delays in transportation, delays in delivery by vendors, or any other causes, without limitation, which are beyond the reasonable control of the delayed Party.

16.6. Survival -- Appropriate provisions of this Agreement, including but not limited to the following, shall survive the expiration or termination of this Agreement: Definitions; Right to Manufacture; Ordering and Shipment; Software Terms; Payment; Warranty Terms; Service, Intellectual Property; Duration and Termination; Confidential and Proprietary Information; Indemnifications; Limitation of Liability; and General Terms.

16.7. Laws -- This Agreement and all Orders shall be governed by the laws of the State of New Hampshire, U.S.A., regardless of the laws that might otherwise govern under applicable conflicts and choice of laws principles. The courts of New Hampshire shall have jurisdiction concerning all matters pertaining to this Agreement. To the extent not prohibited by applicable law that cannot be waived, and provided with regard to clause (c) of this sentence that any suit, action or other proceeding arising out of, based upon, or relating to this Agreement or the construction, negotiation or performance of this Agreement (an "Action") in question is pending in one of the state and federal courts located in New Hampshire (collectively, the "Courts"), each party waives, and agrees not to assert in any Action:
      (a) ANY RIGHT TO TRIAL BY JURY IN RESPECT OF ANY ISSUE OR CLAIM THAT MAY ARISE IN THE ACTION; (b) any claim or defense that this Agreement or this relationship is governed by or is subject to any alleged fiduciary duty or any alleged implied covenant of good faith and fair dealing; and (c) any claim or defense that the Court in question does not have personal jurisdiction, may not attach or permit execution upon each party's property, or is an improper venue or an inconvenient forum. Any Action against Cabletron must be brought within twelve (12) months after the cause of action arises.

16.8. Relationship of the Parties - Except as expressly provided in this Agreement, neither Party shall hold itself out as, the representative, agent, commission-sales agent, franchisee or employee of the other Party for any purpose. This Agreement creates no relationship of joint venture, franchise or partnership, and neither Party has any right or


--------------------------------------------------------------------------------
Cabletron Proprietary Information                                         Page 9
Product Reseller Agreement (Draft 12/29/99)
Contract Number 99-OEMB-1206-1930
      authority to assume or to create any obligation or responsibility on behalf of the other Party.

16.9. Entire Agreement - This Agreement, its Exhibits and attachments, including all documents which are incorporated by reference, constitute the entire and only understanding between the Parties. Unless otherwise provided herein, no modifications to this Agreement shall be binding on either Party unless made in writing and signed by duly authorized representatives of both Parties. In the event of any conflict between this Agreement, and any Addendum, Exhibits, or other attachments, the terms of this Agreement shall govern.

16.10. Notices - Where electronic communication is available, Supplier and Cabletron may communicate with each other by electronic means. Supplier and Cabletron agree that when electronic communications are used, they are the equivalent of written and signed documents except for Notices given under this Agreement which if transmitted electronically, shall also be sent via facsimile transmission (with a copy by U.S. mail or overnight courier (signature required)). Notices shall be deemed effective upon receipt or refusal to accept delivery. Routine business communications shall not be deemed to be Notices. All such notices shall be in English and addressed as follows:

If to Cabletron:

Cabletron Systems, Inc.
35 Industrial Way
Rochester, New Hampshire, USA 03867

Attention:________________________
Facsimile Number: ________________

With a copy to:

Cabletron Systems, Inc.
35 Industrial Way
Rochester, New Hampshire, USA 03867
Attention: Legal Department
Facsimile Number: 603-337-3295

If to Supplier:

____________________________

____________________________

____________________________


Attention: ___________________________
Facsimile Number: ____________________

With a copy to:


____________________________


IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

CABLETRON                               SUPPLIER


By: /s/ Daniel J Harding                By: /s/ Stephen A. Ide
    --------------------------              --------------------------

Name: Daniel Harding                    Name: Stephen A. Ide
      ------------------------                ------------------------

Title: VP of Business Dev.              Title: President
       -----------------------                 -----------------------

Date: 2/2/00                            Date: 2/2/00
      ------------------------                ------------------------


--------------------------------------------------------------------------------
Cabletron Proprietary Information                                        Page 10
Product Reseller Agreement (Draft 12/29/99)
Contract Number 99-OEMB-1206-1930

                      CABLETRON PRODUCT RESELLER AGREEMENT

                        EXHIBIT A -- PRODUCTS AND PRICES

------------------------------------------------------------------------------------------------------------------------------------
Part Number  Description                                Interspeed list     Cabletron      Price to       Standard      Premium
                                                                             Discount     Cabletron     Maintenance   Maintenance
                                                                                                            Price        Price
------------------------------------------------------------------------------------------------------------------------------------
600-00012    ***                                               ***             ***            ***             ***          ***
------------------------------------------------------------------------------------------------------------------------------------
600-00010    ***                                               ***             ***            ***             ***          ***
------------------------------------------------------------------------------------------------------------------------------------
600-00011    ***                                               ***             ***            ***             ***          ***
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600-00013    ***                                               ***             ***            ***             ***          ***
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610-00010    ***                                               ***             ***            ***             ***          ***
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610-00011    ***                                               ***             ***            ***             ***          ***
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610-00016    ***                                               ***             ***            ***             ***          ***
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610-00017    ***                                               ***             ***            ***             ***          ***
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610-00018    ***                                               ***             ***            ***             ***          ***
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610-00013    ***                                               ***             ***            ***             ***          ***
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605-00012    ***                                               ***             ***            ***             ***          ***
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530-00010    ***                                               ***             ***            ***             ***          ***
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605-00013    ***                                               ***             ***            ***             ***          ***
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530-00011    ***                                               ***             ***            ***             ***          ***
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605-00022    ***                                               ***             ***            ***             ***          ***
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605-00011    ***                                               ***             ***            ***             ***          ***
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510-00010    ***                                               ***             ***            ***             ***          ***
------------------------------------------------------------------------------------------------------------------------------------
810-00010    ***                                               ***             ***            ***             ***          ***
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810-00011    ***                                               ***             ***            ***             ***          ***
------------------------------------------------------------------------------------------------------------------------------------
610-00014    ***                                               ***             ***            ***             ***          ***
------------------------------------------------------------------------------------------------------------------------------------
610-00019    ***                                               ***             ***            ***             ***          ***
------------------------------------------------------------------------------------------------------------------------------------

                            CATEGORY D - ***
***
--------------------------------------------------------------------------------
***                                                                      Page 11


***This information has been omitted pursuant to a request for confidential treatment, and has been filed separately with the Securities and Exchange Commission.

                      CABLETRON PRODUCT RESELLER AGREEMENT

              EXHIBIT B -- PRODUCT QUALITY AND TEST SPECIFICATIONS

1 INTRODUCTION

1.1 Purpose - The purpose of this exhibit is to define the general QA provisions for Supplier as a Product supplier to Cabletron.

1.2 Scope - The scope of this exhibit is to define requirement and control for

o    Quality system for production
o    First article qualification
o    Acceptable quality level
o    Inspection and testing standards
o    Inspection and testing procedures
o    RMA procedures and controls
o    Product traceability
o    Corrective action system
o    Market (end customer) complaint system

2 QA PROVISIONS

2.1 Quality System for Production

It is required that all products marketed by Cabletron are manufactured under a quality system in accordance with the international standard EN ISO 9002 (or EN ISO 9001).

Supplier must supply a valid certificate to Cabletron QA for documentation of the above requirement and a statement that all products under this Cabletron Agreement will be produced at the certified manufacturing facility.

2.2 First Article Qualification

Cabletron will perform a 100% qualification of the first production lot shipped to Cabletron.

The verification will be based on a 100% visual inspection for verification of workmanship quality and a 100% functional test for verification of the functional specification. The requirements for visual and functional quality are specified in the section 2.4 below.

A first article qualification report (FAQ) will be prepared by Cabletron and the report will be returned to Supplier for indication of the results and, if required, request for corrective action.

The approval for volume shipment will be granted based on Cabletron QA approval of the first article lot.

Supplier may be requested for additional regulatory and/or technical documentation for Cabletron to conclude the FAQ evaluation.

2.3 Acceptable Quality Level

Cabletron shall inspect incoming Products according to the following AQL values for major/minor errors: 0.25/1.0.

The inspection and testing shall be performed in accordance with MIL-STD 105E, General Inspection Level 2, using single sampling plans for Normal, Reduced or Tightened inspection as applicable. Based on the outcome of the inspection and test Cabletron shall accept or reject the product lot in question.


--------------------------------------------------------------------------------
Cabletron Proprietary Information                                        Page 12
Product Agreement (Draft 12/29/99)
Contract Number 99-OEMB-1206-1930

If the lot is rejected under Tightened inspection and based on the rejection statistics, resulting in a Discontinuation, Cabletron will Discontinue inspection of the Product and require documented corrective actions initiated from Supplier in order to resume inspection using Tightened inspection sample plans.

2.4 Inspection and Testing Standards

QA inspection performed by Cabletron will be covering both a visual and functional audit of received product lots.

The visual inspection will be performed in accordance with the following international industry standards:

o    IPC-A-610, "Acceptability of Electronic Assemblies', latest version.
o    IPC-A-600, "Acceptability of Printed Boards", latest version.

The products are considered as class 2 products ("Dedicated Service Electronics products") when using the IPC specifications.

Functional test will be performed with test software and test set-up as used and specified by either Cabletron or Supplier.

If the test set-up and test software is specified by Cabletron then Supplier shall provide Cabletron with a detailed test set-up specification and test software for Cabletron review and acceptance, prior to first shipment of products.

Cabletron shall, in good faith, review and comment the test set-up and test software for adequacy and completeness prior to acceptance.

Cabletron reserves the right to perform, or contract a third party to perform, a source inspection of Supplier's manufacturing facilities upon a fourteen (14) day notice to Supplier. The inspection will not take place during the last week of Supplier's financial quarter.

2.5 Inspection and testing Procedures

Functional defects identified by Cabletron according to the requirement standards mentioned above shall be considered as major defects. Visual defects classified by the IPC standards as "non-conforming defects" shall be considered as major defects. "Non-conforming process indicators" shall be considered as minor defects.

If a Product-lot is rejected during inspection, Cabletron must in agreement with Supplier, select one (1) of the following alternatives for handling of the rejected lots:

(A): Cabletron returns the entire rejected lot to Supplier at no cost to Cabletron. Supplier must replace the rejected lot within no more than thirty
(30) days from the date of the rejection notified by letter or telefax. Furthermore, Supplier will reimburse freight and duty charges as applicable paid by Cabletron for the transportation of the rejected lot.

(B): Representatives from Supplier must perform 100% inspection and test of all Products in the rejected lot. The testing will take place at Supplier premises utilizing, if necessary, Supplier's test equipment at no expense to Cabletron Systems. All Products failing this test will be returned at Supplier's expense to Supplier for fault analysis and corrective actions. Supplier must replace the rejected Products within no more than thirty (30) days from the date of rejection.

(C): Representatives from Cabletron will perform 100% inspection and test of all Products in the rejected lot and will charge Supplier for the screening time used. All Products failing this test will be returned at Supplier' expense to Supplier for fault analysis and corrective actions. Supplier must replace the rejected Products within no more than thirty (30) days from the date of rejection.


--------------------------------------------------------------------------------
Cabletron Proprietary Information                                        Page 13
Product Agreement (Draft 12/29/99)
Contract Number 99-OEMB-1206-1930

As one of the three alternatives has been completed, the rejected lot shall undergo a re-inspection. Cabletron, will at his own discretion, determine whether re-inspection shall include all types or classes of defects or just the particular types or classes of defects which caused initial rejection. Re-inspection will be performed using the sample plans used for the proceeding inspection of the rejected lot.

2.6 Return Material Authorization Procedures

All returned Products shall be controlled under a Return Material Authorization
(RMA) system maintained by Supplier. Cabletron shall obtain an RMA-number prior to returning any products to Supplier. Supplier shall provide a complete failure analysis within ten (10) business days.

Cabletron must supply the following RMA information to Supplier

Customer identification
Serial number of the product
Failure information (system setup, failure details, etc.)

Products must be packaged and shipped to Supplier using packing materials sufficient to prevent either accidental opening of the carton or damage to the equipment resulting from normal handling during shipment. Cabletron is responsible for shipping charges to Supplier except as set forth in section 2.5. Supplier will pay shipping costs and bear the risk of loss of sending such repaired or replacement equipment back to Cabletron.

Upon receiving the RMA products at Supplier, a credit note must be issued to Cabletron. If it is not possible to repair/rework the RMA products within five
(5) working days, a replacement shipment must be returned to Cabletron without any cost related to Cabletron.

Supplier must report the test, debug and repair/rework results to Cabletron as soon as these data have been collected.

2.7 Product Traceability -- Supplier shall adhere to the product traceability requirements of Cabletron described below.

Production: Supplier shall establish an internal system to allow traceability of all units (marked by unique serial number) to specific production lots (or batches). This will allow Cabletron to trace all units from one (1) production lot based on one (I) defective unit returned from a customer.

Materials: Supplier shall have established an internal system to allow traceability from production lots to material lots used in that production lot, This will allow traceability of specific defective materials reported from a customer or identified elsewhere.

Shipment: Supplier shall include production lot and serial number documentation with all shipments to Cabletron. Individual shipments shall be divided by production lot and thus enable Cabletron to segregate Supplier production lots warehouse wise. All shipments received at Cabletron will be identified by a unique Cabletron batch number.

2.8 Corrective Action System

Supplier shall have a corrective action system established in order to handle request from Cabletron in regard to e.g. production quality, test problems, RMA products or other related quality problems related to the product. The corrective actions should be taken within the time frames specified below depending on the severity of the issue.

         Severity/Category 1 - 48 hours
         Severity/Category 2 - 5 days
         Severity/Category 3 - 10 days

Supplier shall allocate adequate resources to handle this task. The names of the contact persons available to Supplier are listed in Exhibit C of this Agreement.


--------------------------------------------------------------------------------
Cabletron Proprietary Information                                        Page 14
Product Agreement (Draft 12/29/99)
Contract Number 99-OEMB-1206-1930

2.9 Market (Customer) Complaints

In cases of customer complaints from the market, Cabletron request that Supplier allocates resources (i.e. a contact person) in order to initiate root cause analysis and to implement corrective actions, if required, in consultation and cooperation with Cabletron.

Cabletron will be responsible for all contact with the customer. Cabletron will be responsible for all corrective actions and related tasks to be performed in that regard.

2.10 Engineering Change Order (ECO) Control

All products will be under strict ECO control by Cabletron Systems.

Supplier must submit all proposed ECOs and Product deviations to Cabletron for review and approval.

Cabletron will either approve or deny all submitted ECOs in writing within fourteen (14) days from the date of receipt of all materials associated with the ECO.

Supplier may not implement any ECO or deviation to the affected Product(s) unless it receives written approval from Cabletron Systems.

In case of a mandatory ECO to the rebranded Product, it is Supplier's responsibility to initiate, organize and perform any necessary product call backs from the field. It is also Supplier's responsibility to perform all rework necessary on all affected units in stock or called back.


--------------------------------------------------------------------------------
Cabletron Proprietary Information                                        Page 15
Product Agreement (Draft 12/29/99)
Contract Number 99-OEMB-1206-1930

                      CABLETRON PRODUCT RESELLER AGREEMENT

                    EXHIBIT C -- TECHNICAL SUPPORT GUIDELINES

Nature of Technical Support - During the term of this Agreement, Supplier will assist Cabletron in the identification and resolution of Product performance problems and errors. Supplier's technical support shall be Level 2 and 3 Support to Cabletron in connection with its support of its Resellers and End Users. Level 1 Support and Level 2 Support shall be the sole and exclusive responsibility of Cabletron and its Resellers. Level 2 and 3 Support shall be provided by Supplier only to engineering personnel designated by Cabletron who are trained in the technical operation of the Product. Supplier's support will be provided in accordance with the following guidelines:

1.    Technical Support

1.1 Availability - Supplier shall provide non-emergency Level 2 and 3 Support via telephone, facsimile and electronic during the hours of 8:00 AM to 8:00 PM EST, Monday through Friday, In addition, Supplier agrees to provide emergency technical support via telephone, facsimile, or pager access twenty-four hours (24) per day, seven (7) days per week.

1.2 End User - Cabletron shall use reasonable efforts to attempt to resolve End User support requirements for the Products. If Cabletron cannot successfully resolve an issue within a reasonable period of time, Supplier's technical support staff will provide assistance. Supplier will provide an initial response to all Cabletron support requests within two
      (2) hours, and Cabletron and Supplier will mutually agree, in good faith, what additional information or documentation will be required for resolution of the problem. Supplier will provide a problem report form for Cabletron's use in reporting problems.

2.    Error Correction

2.1. Error Definitions - "Error" means a reproducible that causes a Product not to function substantially in conformance with its specifications. Errors are classified as follows:

      Category 1: End User's network segment or management application is down or experiencing a consistent, measurable performance impact with no immediate resolution available.

      Category 2: End User is experiencing intermittent failure, performance degradation, or functionality of network or management applications.

      Category 3: Issues that do not affect customer's normal network or management application operation or questions concerning Product functionality or usage.

2.2. Non-Emergency Technical Support - For End User or Reseller problems not deemed by Cabletron to be an emergency, Supplier will use its best efforts to address and resolve the problems as quickly as practicable during business hours. If a particular problem is not resolved within two (2) Business Days following the initial call to Supplier, technical support managers and engineers for each Party, will discuss and work in good faith to devise and implement a satisfactory resolution. Problems regarded as non-emergencies include: (i) installation and operation problems, i.e. routine questions that can be resolved by following documentation; and
      (ii) deviations from documentation, omissions and known workarounds, i.e. problems that cannot be resolved by following the documentation or result from reasonable misinterpretation of the documentation.

2.3. Emergency Technical Support - Supplier acknowledges that Category I and Category 2 Errors should be resolved quickly. During the applicable Warranty Period, Supplier shall replace any defective Products or correct Errors promptly following receipt of notice from Cabletron, not to exceed the following:

      o Supplier shall provide an initial response to Errors reported by Cabletron during business hours within two (2) hours and Cabletron and Supplier shall promptly agree in good faith to any additional information and documentation that may be required to permit Supplier to resolve such errors. The error correction period begins after Cabletron has enough information to profile the error and can recreate the error or has access to a facility where the error can be


--------------------------------------------------------------------------------
Cabletron Proprietary Information                                        Page 16
Product Agreement (Draft 12/29/99)
Contract Number 99-OEMB-1206-1930
            recreated.

      o Supplier shall use its best efforts to resolve Category I Errors within two (2) working days of receipt of notice of such Error.

      o Supplier shall use its best efforts to resolve Category 2 Errors within five (5) working days of receipt of notice of such Error.

      o Supplier shall use its best efforts to resolve Category 3 Errors within fifteen (15) working days of receipt of notice of such Error.

      The prescribed Error correction periods above may be extended by agreement of the Parties, e.g., if resolution of problem requires hardware certification or test, or if resolution represents significant risk to the primary Product functions.

2.4. Support Reports and Evaluation - Supplier shall provide a reporting mechanism by which Cabletron will regularly receive a detailed list of the status of all Errors reported and resolved, including a list of workarounds and bug-fixes. At least once during each calendar quarter, the Parties shall hold management-level meetings to discuss improvements in support.

3.    Technical Support Hotline

Cabletron shall make all requests for technical support to the following hotline telephone or facsimile number, or via the Internet to the address indicated:

     Supplier Technical Hotline contacts as follows:

     Telephone No. ___________________________
     Facsimile No. ___________________________
     Electronic Mail: _______________________@________________________
     Designated Senior Support Manager:_______________________________

Supplier may change contact telephone numbers, facsimile numbers, or Internet addresses on ten days' notice.


--------------------------------------------------------------------------------
Cabletron Proprietary Information                                        Page 17
Product Agreement (Draft 12/29/99)
Contract Number 99-OEMB-1206-1930

                      CABLETRON PRODUCT RESELLER AGREEMENT

                          EXHIBIT D -- SERVICE SUPPORT

1.0 Purpose -- The purpose of this Exhibit is to define the Service and Support Plan

2.0 Scope -- The scope of this Exhibit is to define requirements and control for

o     Standard Support Service
o     Premium Support Service
o     Out of Warranty Service
o     On-site Support
o     On-site Product Installation and Setup
o     Product Documentation
o     Customer Training
o     Service and Support Pricing

3.0      Standard Support Service-- included with purchase of product
o     1-year hardware warranty
      -     Expedited, next day replacement -- first 90 days
      - Repair or replace with guaranteed 10 day turnaround -- after 90 days (and renewals)
o     1-year software warranty
      -     All new software releases, including feature enhancements -- first
            90 days
      -     Best efforts defect correction -- after 90 days (and renewals)
o     1-year remote technical support -- level 2 and level 3
      - Phone support with guaranteed 1-hour response during normal hours (Monday-Friday 8:00 AM -- 5:00 PM EST). Next business day AM response after hours.
      - E-mail support (support@interspeed.com) with guaranteed next business day response
      - Secure support Web site offering downloadable software updates, product bulletins, full "pdf" product documentation, frequently asked questions, solution database, etc.
o     Renewable on an annual basis thereafter

4.0 Premium Support Service- offered as first year upgrade, subsequent year option
o     1-year remote technical support -- level 2 and level 3
      - Toll free phone support with guaranteed 1-hour response during normal hours (Monday-Friday 8:30 AM -- 5:30 PM EST, 2-hour best efforts response after hours
      -     Remote configuration assistance after initial installation
      - E-mail support (support@interspeed.com) with guaranteed next business day response
      - Secure support Web site offering downloadable software updates, product bulletins, full "pdf" product documentation, frequently asked questions, solution database, etc.
o     1-year software warranty
      -     All new software releases, including feature enhancements
o     1-year hardware warranty
      -     Expedited, next day replacement
o     *** on-site support and installation
o     Renewable on an annual basis

5.0 Out of Warranty Service -- offers full lifetime support on a "time and materials" payment basis

o Hardware repairs at *** of prevailing List Price for 30-day turnaround, *** of prevailing List for next day replacement. Repaired parts carry a - year warranty
o New software releases available -- priced individually based on value of enhancements
o Toll free phone support available at prevailing hourly rate for problem isolation, research, and resolution
o E-mail support (support@interspeed.com) with best efforts response, not to exceed second business day, at no charge


--------------------------------------------------------------------------------
Cabletron Proprietary Information                                        Page 18
Product Agreement (Draft 12/29/99)
Contract Number 99-OEMB-1206-1930


***This information has been omitted pursuant to a request for confidential treatment, and has been filed separately with the Securities and Exchange Commission.

6.0      On-Site Support
o In the unlikely event that remote technical support is not sufficient to allow a customer to diagnose and correct product-related problems, an Interspeed technician will be available on a best efforts basis to travel to the customer's site and resolve the problem.
o     This support will be billed on a time and expenses basis.

7.0      On-Site Product installation and Setup
o Although documentation and remote support should be sufficient to allow most customers to successfully install our products, Interspeed installation technicians will be available on a scheduled basis to travel to the customer's site for installation and configuration of the units.
o Installation will be billed either on a time and expenses basis, or at a fixed price (based on product configuration) and expenses basis.

8.0      Product Documentation
o Additional hardcopy documentation can be purchased at any time at the prevailing List Price.
o On-line "pdf"-formatted product documentation will be available to all customers covered by Standard or Premium Support Services.

9.0      Customer Training
o Customer training on installation, configuration, maintenance, and troubleshooting of Interspeed products will be offered on a periodic basis at Interspeed's headquarters.
o An Interspeed trainer will also be available to deliver the training course at a customer's location
      - A flat fee, plus expenses, will be charged, with a maximum class size of 12 students

10.0     Support Service Pricing

In order to provide uniform service to a customer with a minimum of administrative overhead, we will require that each customer select a single support service level for all the Interspeed equipment in their inventory, that is, Standard, Premium, or none. Pricing will be based on a percentage of the purchase price of all the equipment previously purchased. Two invoicing strategies will be utilized:
            o First year upgrade to Premium Support Service will be invoiced with the initial purchase.
            o Renewal support will be calculated and invoiced annually, coincident with the anniversary of the first equipment purchased by the customer.

--------------------------------------------------------------------------------
                      1.1 First Year                  1.2 Annual Renewal
                      --------------                  ------------------
--------------------------------------------------------------------------------
1.3 Standard Support     ***                            ***
--------------------------------------------------------------------------------
1.4 Premium Support      ***                            ***
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
1.5 Additional Services                       1.6 Price to Cabletron
-----------------------                       ----------------------
----------------------------------------------------------------------------------------------
Hardware Repairs -- next day replacement           ***
----------------------------------------------------------------------------------------------
Hardware Repairs -- 30 day turnaround              ***
----------------------------------------------------------------------------------------------
On-Site Support                                    ***
----------------------------------------------------------------------------------------------
On-Site Product Installation and Setup             ***
----------------------------------------------------------------------------------------------
Customer Training at Interspeed                    ***
----------------------------------------------------------------------------------------------
Customer Training On-site                          ***
----------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Cabletron Proprietary Information                                        Page 19
Product Agreement (Draft 12/29/99)
Contract Number 99-OEMB-1206-1930


***This information has been omitted pursuant to a request for confidential treatment, and has been filed separately with the Securities and Exchange Commission.

                                      RIDER
                                       TO
                      CABLETRON PRODUCT RESELLER AGREEMENT
                                     BETWEEN
                             CABLETRON SYSTEMS, INC.
                                       AND
                                INTERSPEED, INC.

      This Rider to Cabletron Product Reseller Agreement (the "Agreement") dated as of the 1st day of February, 2000, by and between INTERSPEED, INC. ("Supplier") and CABLETRON SYSTEMS, INC. ("Cabletron").

      Any capitalized terms defined in the Agreement, when used herein, shall have the same meanings as are ascribed to them in the Agreement, except as otherwise defined herein.

      Section 2. of the Agreement entitled "Relationship" is hereby amended by adding the following new Section 2.4 immediately following Section 2.3 of said
Section: "Supplier licenses Cabletron to use its trademarks in conjunction with the resale of Products. Cabletron must resell products under Supplier's name and not any other name provided (a) Cabletron shall make no modification of Suppliers mark, and shall make no use of it in combination with other material so as to create a compound mark; (b) all use by Cabletron accrues to Suppliers benefit; (c) Cabletron shall not register suppliers mark in any jurisdiction;
(d) all marketing and advertising materials featuring Suppliers mark shall be submitted to Supplier for prior approval; (e) Supplier's mark can be used only in resale of Suppliers products, and shall not be associated with any other products in any way."

      Section 2.3 of the Agreement entitled "Channel Conflict Mitigation" is hereby amended by deleting therefrom the phrase "sold by Cabletron pursuant to this Agreement. Supplier's sales force in the territory in which the Product is sold shall be compensated fully through ordinary commission and revenue retirement for such Product sale, as though it had been made by Supplier's sales force" and by substituting therefore the phrase "orders placed pursuant to this Agreement as a result of such cooperative sales efforts in existing Cabletron accounts or as a result of a Cabletron lead, shall be fulfilled through Cabletron".

      Section 3.1 of the Agreement entitled "inventory" is hereby amended by deleting therefrom the phrase "twice" where it appears in the second sentence of said Section.

      Section 4,4 of the Agreement entitled "Right to Manufacture" is hereby deleted in its entirety and amended by substituting the following new paragraph:

"If Supplier:

(a) implements a Product withdrawal without making available a functionally equivalent or superior product, on reasonable commercial terms, that is required by Cabletron to support expansion of networks deployed by its customers/end-users in which Products are already in use;

(b) is consistently and unreasonably unable or unwilling to deliver to Cabletron the quantities of Contractual Products forecasted and ordered by Cabletron as provided for in this Agreement and accepted


--------------------------------------------------------------------------------
Cabletron Proprietary Information                                         Page 1
Rider to Cabletron Product Reseller Agreement
Contract No. 99-OEMB-1206-1903
by Supplier as provided for in this Agreement within sixty (60) days of the delivery dates set out in section 5 of this Agreement;

(c) ceases or is unwilling, without a cause attributable to wrongful acts of Cabletron under this agreement, to provide commercially adequate support or maintenance for the products in accordance with the terms and conditions of this Agreement;

(d) is sold and its successor is (i) a Direct Competitor of Cabletron and (ii) does not provide Cabletron with acknowledgement that it continues to be bound by, and shall duly and punctually perform, all of the provisions of this Agreement. "Direct Competitor" shall mean an individual, partnership, limited partnership, corporation, company, trust, unincorporated organization, governmental unit or agency or any political subdivision thereof or any other entity whatsoever (other than Cabletron) that engages in the sale of principally the same or similar hardware products required for the local area network and wide area network applications, parts, related software, documentation and/or related products manufactured, produced and/or distributed by Cabletron or its affiliates;

(e) ceases doing business as a going concern; has a receiver, administrator or manager of its property, assets or undertakings appointed; takes advantage of the insolvency laws of any jurisdiction; makes an assignment in bankruptcy or is adjudicated a bankrupt; makes a general assignment for the benefits of its creditors; is ordered by any court of competent jurisdiction to be wound up; or become insolvent or makes a sale in bulk of a substantial portion of its assets; provided that this clause (e) shall apply in any case only if the action referred to occurs in such circumstances as would substantially affect Cabletron's continuing supply or use of the Product in accordance with this Agreement;

Provided that Supplier has not terminated this Agreement due to default or cause of Cabletron and an event described above (at (a) through (e)) has occurred, then:

Cabletron may place purchase orders for Products directly with Supplier's manufacturer. Supplier shall direct such manufacturer to accept such purchase orders and provide the Products to Cabletron, or Supplier will, upon request from Cabletron, grant the rights to manufacture Product(s) to Cabletron. Cabletron shall have the right to sublicense this grant to a third party manufacturer. Supplier shall provide such other manufacturer with all necessary rights, information and materials (but not tooling or machinery) in order to permit them to manufacture the Product(s) within their own manufacturing facilities. Such information includes, by example and not by way of limitation:
(i) manufacturing drawings and specifications of raw materials and components comprising such parts; (ii) manufacturing drawings and specifications covering special tooling and the operation thereof; (iii) a detailed list of all commercially available parts and components purchased by Seller on the open market disclosing the part number, name and location of the supplier, and price lists for the purchase thereof; and (iv) one (I) complete copy of the then current source or binary code used in the preparation of any Software licensed or otherwise acquired by Cabletron from Supplier hereunder. Such manufacturer will enter into appropriate confidentiality agreements with its employees, contractors/suppliers and Cabletron. Supplier shall assist Cabletron in obtaining any required assignment of rights to Third Party Technology in the Product(s).

No transfer fee or other amounts would be payable for Product(s) so manufactured and distributed. Instead, Cabletron will be responsible for payment of any royalties required for the use of third party technology and pay Supplier a royalty often percent (10%) of the Transfer Price for such Product under this Agreement in the event either condition (a), (b), (c) or (e) occur. In the event condition (d) occurs, Cabletron shall pay Supplier a royalty of five percent (5%) of the Transfer Price. "Transfer Price" shall mean the current price paid for Products by Cabletron prior to invoking this section 4.4 and more fully described in Exhibit A."


--------------------------------------------------------------------------------
Cabletron Proprietary Information                                         Page 2
Rider to Cabletron Product Reseller Agreement
Contract No. 99-OEMB-1206-1903

      Section 4.5 of the Agreement entitled "Software and Firmware" is deleted and amended by substituting the following new paragraph: "All Software shall be provided to Cabletron and its customers subject to a use license. Within the Warranty period, or as part of a maintenance agreement. Supplier shall provide Software Updates, and Software Upgrades at no additional charge. Supplier shall provide Cabletron a Not-For-Resale copy of each new Software release.

      Section 4.8 of the Agreement entitled "Documentation and Materials" is hereby amended by adding the following to the end of the last line of the said
Section: "provided Supplier reviews and approves any changes as they relate to the representations of Supplier products and services"

      Section 4.9 of the agreement entitled "Marketing Materials" is hereby amended by adding the following between the words "Cabletron" and "upon" where they appear in the paragraph of said Section: "Product Management".

      Section 4.10 of the Agreement entitled "Export Licensing" is hereby deleted in its entirety and amended by substituting the following new paragraphs:

            "4.10.1 In the event that Cabletron proposes to sell any Products outside of the United States, Cabletron shall be responsible for obtaining any required export licenses, if any, from the U.S. Department of Commerce. Supplier will provide all reasonable assistance to Cabletron in Cabletron's efforts to obtain any such required export licenses, provided that Supplier shall not be required to incur any substantial out-of-pocket expense in connection with such assistance.

            4.10.2 Supplier shall have the sole right to apply for and seek to obtain any approvals from foreign telecommunications or other foreign regulatory agencies that may be required for the legal sale and use of Products in specific foreign jurisdictions. Attached hereto as Exhibit A is a listing of such foreign telecommunications and regulatory approvals now held by Supplier with respect to the products identified on said list. In the event that Cabletron desires to pursue or make a sale of a Product in a foreign jurisdictions which is not covered by a currently available approval, Supplier agrees to discuss with Cabletron and consider the advisability of applying for and seeking such approval in order that Cabletron may pursue such sale. It is understood and agreed that obtaining foreign approvals can be an expensive process which must be approached with an eye toward the relative costs and benefits. Accordingly, the final decision as to whether to pursue a particular foreign approval shall be in Supplier's sole discretion."

      Section 4.15 of the Agreement entitled "Price Terms" is hereby deleted in its entirety and amended by substituting the following new sentence: "Price terms for all Products shall be F.O.B. Supplier's shipping point."

      Section 4.16 of the Agreement entitled "Quality Assurance and First Article and Facility Inspection" is hereby amended by deleting the phrase "thirty (30)" where it appears in the last sentence of the paragraph of said Section and by substituting therefor the phrase "forty-five (45)".


--------------------------------------------------------------------------------
Cabletron Proprietary Information                                         Page 3
Rider to Cabletron Product Reseller Agreement
Contract No. 99-OEMB-1206-1903
adding a new Section 5.8 as follows:

      Section 5.8 of the Agreement entitled "Ordering & Shipment is hereby amended by adding a new Section 5.8 as follows:

***

***


--------------------------------------------------------------------------------
Cabletron Proprietary Information                                         Page 4
Rider to Cabletron Product Reseller Agreement
Contract No. 99-OEMB-1206-1903


***This information has been omitted pursuant to a request for confidential treatment, and has been filed separately with the Securities and Exchange Commission.

automatically upon consummation of the Acquisition with actual payments of the exercise price and (b) the proceeds to Cabletron with respect to the Acquisition on account of the shares of common stock of Supplier acquired upon such exercise of the Accelerated Warrants in excess of the exercise price of the Accelerated Warrants ("Net Proceeds") shall be held in escrow pending the purchase and payment of the Product covered by the Accelerated Order. If and as Product covered by the Accelerated Order is actually purchased and paid by Cabletron, a proportionate amount of the Net Proceeds shall be delivered to Cabletron out of escrow."

      Section 6.2 of the Agreement entitled "Distribution of Software Product" is hereby amended by deleting therefrom the phrase "terms and conditions which accompanies the Product and by substituting therefor the phrase "in the form supplied by Supplier and attached hereto ad Exhibit C"

      Section 7.1 of the Agreement entitled "Payment Terms" is hereby amended by deleting therefrom the phrase "sixty (60)" and by substituting therefor the phrase "forty-five (45)".

      Section 8.2 of the Agreement entitled "Repair or Replacement", is hereby amended by deleting therefrom the phrase "sufficient" where it appears in the second sentence and by substituting therefor the phrase "equal to fifteen percent (15%) of the average monthly product purchases".

      Section 8.3 of the Agreement entitled "Return, Repair or Replacement Procedure", paragraph 8.3.1 a hereby deleted in its entirety and amended by substituting the following new paragraph:

"Supplier will pay all transportation charges for Product returned to Supplier under these Product Warranty Terms from the End User; provided that Supplier shall be responsible only for the costs of a single shipment from the End User to Supplier's designated repair facility by the least expensive appropriate means of transportation in accordance with Supplier's warranty service policies. In any case where Supplier determines after testing that the returned item was not defective, Supplier reserves the right to charge the End User all costs of shipment both ways."

      Section 8.4 of the Agreement entitled "Epidemic Failures" is hereby amended by deleting therefrom the phrase "three (3) years" where it appears in the third sentence and by substituting therefor the phrase "six (6) months".

      Section 8.5 of the Agreement entitled "Warranty Disclaimer" is hereby amended by deleting therefrom the phrase "AND FITNESS FOR A PARTICULAR PURPOSE" and by substituting therefor the phrase ",FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT".

      Section 9.1 of the Agreement entitled "End User Support" is hereby amended by deleting the phrase "without additional charge" at the end of the first sentence and replacing is with "and the Support Plan set forth in Exhibit D."

      Section 9.1 of the Agreement entitled "End User Support" is hereby amended by deleting therefrom the final three sentences of said Section and replacing them with "Subsequent to the


--------------------------------------------------------------------------------
Cabletron Proprietary Information                                         Page 5
Rider to Cabletron Product Reseller Agreement
Contract No. 99-OEMB-1206-1903
initial twelve (12) month period following shipment, Supplier shall provide End User Support and Software Updates/Upgrades for the fee and on the terms specified in the Support Plan attached as Exhibit D."

      Section 12.3 of the Agreement entitled "Ownership and Non-Disclosure" is hereby amended by adding the following at the end of the last sentence of said
Section: "and shall not knowingly disclose such Confidential Information to any End User or service provider or their affiliates who are manufacturers of dsl equipment."

      Section 12.4 of the Agreement entitled "Exception" is hereby amended by deleting the paragraph in its entirety and substituting the following new paragraph: "The foregoing shall not prevent either party from disclosing confidential information which belongs to such party or is (1) already known by the Recipient without an obligation of confidentiality, (2) publicly known or becomes publicly known through no unauthorized act of the Recipient, (3) rightfully received without restriction of confidentiality from a third party,
(4) independently developed by the Recipient without use of the other party's confidential Information, (5) approved by the other party for disclosure, or (6) required to be disclosed pursuant to a requirement of a governmental agency or law so long as the disclosing party provides the other party with notice of such requirement prior to any such disclosure."

      Section 12 of the Agreement entitled "Confidential and Proprietary Information" in hereby amended by adding Section 12.7 immediately following
Section 12.6 of said Section: "All information disclosed hereunder shall remain confidential for a period of five (5) years from the date of termination of the Agreement".

      Section 13.1 of the Agreement entitled "Indemnification by Supplier" a hereby amended by adding the following between the words "any" and "patent" where they appear in the first sentence of said Section "North American. European or Japanese".

      Section 13.1 of the Agreement entitled "Indemnification by Supplier" is hereby amended by adding the following phrase to the end of said Section "Cabletron, may submit a written request to Supplier to expand the indemnification provided herein to additional countries or geographical regions and such indemnification shall not be unreasonably withheld".

      Section 13.1 of the Agreement entitled "Indemnification by Supplier" is hereby amended by adding the following phrase to the beginning of the third sentence: "In the event any Claim Defendant's use of the Product is enjoined, either temporarily or permanently".

      Section 13.1 of the Agreement entitled "Indemnification by Supplier" is hereby amended by deleting the last sentence and by substituting the following phrase: "Supplier shall refund to Cabletron the price paid for the Product less depreciation based on a five (5) year useful life and Cabletron shall return the Product to Supplier."

      Section 13.2 of the Agreement entitled "Products Liability" is hereby amended by adding a new sentence before the last sentence of said Section: "Not withstanding the foregoing, Supplier shall sot be responsible for claims which have arisen due to Cabletron's or its agent's [ILLEGIBLE COPY]

      Section 14.1 of the Agreement entitled "Limitation of Liability" is hereby amended by deleting therefrom the phrase "CABLETRON" and by substituting therefor the phrase "EXCEPT FOR SUPPLIER'S INDEMNIFICATION OBLIGATIONS SET FORTH IN ARTICLE 13, EITHER PARTY'S".

      Section 16.7 of the Agreement entitled "Laws" is hereby amended by deleting therefrom the phrase "State of New Hampshire" and by substituting therefor the phrase "Commonwealth of Massachusetts".

      Section 16.7 of the Agreement entitled "Laws" is hereby amended by deleting therefrom the phrase "Cabletron" where it appears in the last line and substituting therefor the phrase "either party".

Exhibit B

      Section 2.4, Exhibit B of the Agreement entitled "Inspection and Testing Standards" is hereby amended by adding the following phrase to the end of the last paragraph of said Section: "In the event Cabletron desires to contract with a third party to conduct an inspection, Cabletron shall submit for Supplier's approval the name of such third party. Supplier shall notify Cabletron of Supplier's approval or rejection within five (5) business days of receipt of such request. Supplier's approval shall not be unreasonably withheld but in the event of rejection Supplier shall provide in writing its reasons for such rejection.

      Section 2.10, Exhibit B of the Agreement entitled "Engineering Change Order (ECO) Control" is hereby amended by deleting the entire section and by substituting therefor the following new paragraph: "Supplier shall provide Cabletron with written notice of Product modifications in accordance with
Article 4.7 of the Agreement".

IN WITNESS WHEREOF, the parties have caused this Rider to be executed by their duly authorized representatives.

CABLETRON SYSTEMS
SALES & SERVICE, INC.                                INTERSPEED, INC.


By: /s/ Daniel J Harding                      By: /s/ Stephen A. Ide
    -----------------------------                 --------------------------
    Daniel Harding                            Name: STEPHEN A. IDE
    VP of Bus Dev                                   ------------------------
                                              Title: PRESIDENT
Date: 2/2/00                                         -----------------------
     ----------------------------             Date: 2/2/00
                                                   -------------------------


--------------------------------------------------------------------------------
Cabletron Proprietary Information                                         Page 7
Rider to Cabletron Product Reseller Agreement
Contract No. 99-OEMB-1206-1903